UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005 (February 10, 2005)

SKYTERRA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 507 New York, NY 10036

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 730-7540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those included in Exhibit 99.2 to our 8-K filed on December 27, 2004. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 7.01 — Regulation FD Disclosure

Mobile Satellite Ventures LP (the “MSV Joint Venture”) issued a press release, dated February 10, 2005, which is attached hereto as Exhibit 99.1. The Company's 80% owned MSV Investors, LLC subsidiary owns approximately 22.8% of the MSV Joint Venture and is an active participant in the joint venture The exhibit is furnished, not filed, pursuant to Regulation FD. For additional information concerning the subject matter of the press release, please visit the website of the Federal Communications Commission, www.fcc.gov.

Item 9.01 — Financial Statements and Exhibits

(c) Exhibit 99.1 Press release dated February 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SKYTERRA COMMUNICATIONS, INC. (Registrant)

DATE:	February 10. 2005	By:	/s/ Robert C. Lewis

Name:	Robert C. Lewis
Title:	Senior Vice President and General Counsel